UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017

EXOLIFESTYLE, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-51935	90-1119774
(State or other Jurisdiction of	(Commission	(IRS Employer
Incorporation or organization)	File Number)	I.D. No.)

136 NW 16th Street, Boca Raton, FL	33432
(Address of principal executive offices)	(Zip Code)

(561) 939-2520

(Registrants’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

[ ]	Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

ITEM 3.02 Unregistered Sales of Equity Securities.

As of May 15, 2017, we had outstanding a total of 127,107,233 shares of common stock. Since that date, we have issued an additional 12,316,333 shares of common stock as follows: (i) on or about May 25, 2017 we issued 6,083,000 shares of common stock to one entity pursuant to the conversion of a certain convertible debenture at a conversion price of $0.0014 per share of common stock; and (ii) on or about May 26, 2017 we issued 6,233,333 shares of common stock to one entity pursuant to the conversion of a certain convertible promissory note at a conversion price of $0.0015 per share of common stock.

The issuances of the above shares of common stock were exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the “Act”) pursuant to Section 4(a)(2) thereto as isolated transactions not involving a public offering. Following the issuances and as of the date of this filing, the Registrant has a total of 139,423,566 shares of common stock issued and outstanding.

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SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXOLifestyle, Inc.

Dated: May 30, 2017	By:	/s/ Vaughan Dugan
Vaughan Dugan
Chief Financial Officer

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